Exhibit 10.20

STERLING ULTIMATE PARENT CORP.

2015 LONG-TERM EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into as of the Grant Date (as defined below), by and between ________ (the “Participant”) and STERLING ULTIMATE PARENT CORP., a Delaware corporation (or any successor corporation) (the “Company”).

WITNESSETH:

WHEREAS, the Company maintains the Sterling Ultimate Parent Corp. 2015 Long-Term Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated into and forms a part of this Agreement;

WHEREAS, the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a Nonqualified Stock Option pursuant to the Plan;

WHEREAS, it is intended that this Option be granted form the Performance Share Pool in the Plan; and

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below. Terms not otherwise defined herein will have the meanings ascribed to them in the Plan and, if not defined therein, to the extent a Participant is a party to a Stockholders’ Agreement or an Employee Agreement (both as defined below), the definition in the Stockholder’s Agreement shall control, or, if a term is not contained in the Stockholders’ Agreement, the Employee Agreement shall control.

(a) “Agreement” means this Nonqualified Stock Option Agreement between the Company and the Participant.

(b) “Cause” has the same meaning given to such term in the employment agreement or severance agreement (the “Employee Agreement”) between the Participant and the Company or its affiliate, or if the Participant is not a party to an Employee Agreement, then “Cause” has the same meaning given to such term in the Plan.

(c) “Covered Shares” means the aggregate number of Shares that may be acquired through the exercise of the Option. The number of Covered Shares with respect to the Option is ____ Shares.

(d) “Current Per Share Equity Value” shall mean the per Share equity value reflected in the equity valuation report approved by the Board in August 2018, as such per share equity value may be equitably adjusted by the Committee in its sole discretion in the event that a Change in Capitalization occurs prior to an Exit Event.

No.

(e) “Date of Termination” means the date that the Participant’s employment with, and service as a director or Consultant to, the Company or any of its Subsidiaries or Related Companies terminates for any reason; provided that if as a result of a change in control-related transaction the Subsidiary or Related Company with respect to which the Participant is employed or renders services ceases to be a Subsidiary or Related Company, as the case may be, and the Participant’s employment or service is not transferred to the Company or any of its other Subsidiaries or Related Companies, then the “Date of Termination” means the date such transaction is consummated. For purposes of this Agreement, “employment with the Company” shall mean employment and other service with the Company, or any of its Subsidiaries or Related Companies, and “termination of employment by the Company” shall mean termination of employment and other service by the Company, or by any of its Subsidiaries or Related Companies, in each case, as the context permits.

(f) “Exercise Price” means $_____ per Share.

(g) “Exit Event” means the first to occur of a Public Offering and a Change in Control.

(h) “Exit Event Per Share Value” shall mean, (A) in the case of a Change in Control, the per Share consideration actually received by the Company or its stockholders in connection with that Exit Event, net of all fees and expenses related to the transaction, and after deduction for amounts paid to Participants pursuant to this Plan and to holders of stock options or other equity awards and (B) in the case of a Public Offering, the per Share price at which shares of Common Stock are issued to the public in the Public Offering. Any non-cash consideration received by the Company or its stockholders in the Exit Event shall be valued at its fair market value as determined by the Committee in good faith, in its sole and absolute discretion.

(i) “Grant Date” means the effective date of this Agreement, which is [______], 2019.

(j) “Option” means the Nonqualified Stock Option granted to the Participant herein to purchase Covered Shares upon the terms and conditions as set forth in this Agreement and the Plan.

(k) “Participant” is the individual set forth in the recitals hereto.

(l) “Stockholders’ Agreement” means the stockholders’ agreement between the Participant and the Company that the Participant has entered into, or may be required to enter into, pursuant to the terms of the Plan, in connection with the grant of the Option or upon exercise of all or any part of the Option.

2. Award. Effective as of the Grant Date, the Participant is hereby awarded a Nonqualified Stock Option to purchase the Covered Shares upon the terms and conditions set forth in this Agreement.

No.

3. Vesting and Exercise. The Option granted by this Agreement may only be exercised to the extent vested. The Option granted by this Agreement may be exercised in accordance with the following provisions:

(a) Vesting. If an Exit Event occurs before December 31, 2025, or such later date determined by the Committee that is not later than the tenth (10th) anniversary of the Grant Date, and the Exit Event Per Share Value exceeds two and one-half (2.5) times the Current Per Share Equity Value, the Option shall vest and become exercisable with respect to 100% of the Covered Shares.

(b) Termination of the Option Prior to Vesting. If the Participant’s employment with the Company terminates prior to the Option becoming vested and exercisable pursuant to Section 3(a), the Option with respect to all Covered Shares shall terminate and be of no further force and effect as of the Participant’s Date of Termination.

(c) Exercise After Termination of Employment. If the Option becomes vested and exercisable pursuant to Section 3(a) and thereafter the Participant’s employment with the Company terminates, then, notwithstanding Section 3(a):

(i) If the Participant’s employment with the Company is terminated for Cause, then the Participant shall forfeit the right to exercise the Option with respect to all Covered Shares effective as of the Participant’s Date of Termination.

(ii) Subject to Section 3(c)(iv) below, if the Participant’s employment with the Company is terminated due to the Participant’s death or Disability, the right to exercise the Option shall terminate on the 90th day following the Participant’s Date of Termination.

(iii) Subject to Section 3(c)(iv) below, if the Participant’s employment with the Company is terminated for any reason other than for Cause, death or Disability, the right to exercise the Option shall terminate on the 30th day following the Participant’s Date of Termination.

(iv) Notwithstanding anything to the contrary herein, to the extent the Participant is a party to a Stockholders’ Agreement, then with respect to Shares acquired through the exercise of the Option after the Participant’s Date of Termination, the exercise period during which the Company may exercise its rights under the applicable provisions of the Stockholders’ Agreement with respect to the “Call Option Shares” (as defined in the Stockholders’ Agreement) shall not commence until the exercise of the Option.

4. Expiration. Notwithstanding the foregoing, the Option shall not be exercisable on or after the tenth (10th) anniversary of the Grant Date or, if earlier, the date specified in Section 3(b) or Section 3(c).

No.

5. Stockholders’ Agreement. The Participant acknowledges and agrees that, to the extent required by the Committee, in its sole discretion, the Participant may be required to execute a Stockholders’ Agreement in connection with the grant of the Option or upon the Participant’s exercise of all or any portion of the Option, and all or any portion of the shares acquired through the exercise of the Option shall be subject to such Stockholders’ Agreement, as modified by Section 3(c)(iv) of this Agreement. In any event, if the Participant is a party to a Stockholders’ Agreement, then all Shares acquired through the exercise of the Option shall be subject to the Stockholders’ Agreement, as modified by Section 3(c)(iv) of this Agreement.

6. Method of Option Exercise. Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company’s close of business on the last business day that occurs prior to the expiration of the Option and prior to the time the Covered Shares cease to be exercisable. Such notice shall specify the number of Covered Shares that the Participant elects to purchase and shall be accompanied by payment in full of the Exercise Price for such Shares indicated by the Participant’s election in cash or immediately available funds or by such other method as may be permitted by the Committee, consistent with the terms of the Plan.

7. No Exercise in Violation of Law. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or federal securities laws or the rules and regulations of any securities exchange on which the Shares are traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

8. Withholding. Upon exercise of the Option, the Participant shall pay or make adequate provision for any federal, state, local and other withholding tax obligations of the Company. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to the approval of the Committee and such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of Shares which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

9. Restrictive Covenants. For the avoidance of doubt, from and after the Grant Date, if and to the extent the Participant is party to an Employee Agreement that provides for restrictive covenants relating to nondisclosure of confidential information, noncompetition, nonsolicitation, and/or nondisparagement, the Participant shall be subject to the provisions of such Employee Agreement and shall not be subject to the following provisions of this Section 9, otherwise the Participant shall be subject to the provisions of this Section 9:

(a) Confidential Information. As a result of the Participant’s work for the Company, the Participant may develop or acquire knowledge of Confidential Information relating to the Company and its Subsidiaries, and Related Companies (including, in each case, its business, potential business or that of its customers or suppliers or their respective affiliates) (the “Company Parties”). “Confidential Information” includes all trade secrets, know-how, show-how, technical, operating, financial, and other business

No.

information and materials, whether or not reduced to writing or other medium and whether or not marked or labeled confidential, proprietary or the like, specifically including, but not limited to, information regarding source codes, software programs, computer systems, logos, designs, graphics, writings or other materials, algorithms, formulae, works of authorship, techniques, documentation, models and systems, sales and pricing techniques, procedures, inventions, products, improvements, modifications, methodology, processes, concepts, records, files, memoranda, reports, plans, proposals, price lists, customer and supplier lists, and customer and supplier information. Confidential Information does not include general skills, experience or information that is generally available to the public, other than information which has become generally available as a result of the Participant’s direct or indirect act or omission. With respect to Confidential Information of the Company Parties, the Participant agrees that:

(i) the Participant will use it only in the performance of the Participant’s duties for the Company. The Participant will not use it at any time (during or after Participant’s employment or service) for the Participant’s personal benefit, for the benefit of any other person or firm, or in any manner adverse to the interests of the Company Parties;

(ii) the Participant will not disclose it at any time (during or after Participant’s employment or service) except to authorized Company personnel, unless the Company expressly consents in advance in writing or unless the information becomes clearly of public knowledge or enters the public domain (other than through an unauthorized disclosure by the Participant or through a disclosure not by the Participant which the Participant knew or reasonably should have known was an unauthorized disclosure), or to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency;

(iii) the Participant will safeguard it by all reasonable steps and abide by all policies and procedures of the Company and its customers in effect from time to time regarding storage, copying, destroying, publication or posting, or handling of such Confidential Information, in whatever medium or format that Confidential Information takes;

(iv) the Participant will execute and abide by all confidentiality agreements which the Company reasonably requests the Participant to sign or abide by, whether those agreements are for the benefit of the Company, an affiliate, a supplier, or an actual or a potential customer thereof; and

(v) the Participant will return all materials containing or relating to Confidential Information, together with all other Company property (including, without limitation, laptop computers, cell phones, documents and other equipment) to the Company, when the Participant’s employment and other service with the Company and its subsidiaries terminates or otherwise on demand and, at that time the Participant will certify to the Company, in writing, that the Participant has complied with this Agreement. The Participant shall not retain any

No.

copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, or other documents relating in any way to the affairs of Company or the customers, suppliers, or affiliates of the foregoing. Notwithstanding the above provisions of this Section 9(a), the Participant shall be permitted to retain the Participant’s personal contact list and personal files (including those relating to the Participant’s compensation, benefits, entitlements and obligations).

(b) Intellectual Property.

(i) The Participant acknowledges and agrees that all patent, trademark, copyright, trade secret and other intellectual property rights (the “Intellectual Property”) which the Participant conceives, makes, obtains or develops prior to, on, or after the date hereof and during the term of the Participant’s employment or other service with the Company or any of its subsidiaries or affiliates (whether during or outside of working hours) and which is related in any way to the business of the Company Parties is and will be the sole property of the Company Parties as “works for hire” (as that term is used under U.S. copyright law), regardless of whether or not patent, trademark, copyright and/or other intellectual property right applications are or can be filed on such Intellectual Property; provided, however, that the Company Parties shall not own Intellectual Property for which no equipment, supplies, facility, trade secret information or Confidential Information of the Company was used and which was developed entirely on the Participant’s time, and (A) which does not relate in any way (I) to the business of the Company or (II) to the actual or demonstrably anticipated research or development of the Company, and (B) which does not result from any work performed by the Participant for the Company.

(ii) Subject to Section 9(b)(i), to the extent that title to any such Intellectual Property, contributions or inventions do not, by operation of law, vest in the Company, the Participant hereby irrevocably assigns to the Company all right, title and interest, including, without limitation, tangible and intangible rights such as patent rights, trademarks and copyrights, that the Participant may have or may acquire in and to all such Intellectual Property, contributions and inventions, benefits and/or rights resulting therefrom, and agrees to promptly execute any further specific assignments related to such Intellectual Property, contributions or inventions, benefits and/or rights at the request of the Company.

(iii) Subject to Section 9(b)(i), the Participant will make full and prompt disclosure to the Company of all Intellectual Property and, at the Company’s request and expense (but without additional compensation to the Participant), will at any time and from time to time during and after the Participant’s employment or other service with the Company execute and deliver to the Company such applications, assignments and other papers and take such other actions (including but not limited to testifying in any legal proceedings) at the Company’s expense as the Company, in its sole discretion, considers necessary to vest, perfect, defend or maintain the Company’s rights in and to such Intellectual Property.

No.

(c) Noncompetition. The Participant agrees that during the course of the Participant’s employment or other service with any Company Party and during the period of twelve (12) months commencing from the Date of Termination (the “Restricted Period”), the Participant will not, without the express prior written consent of the Company, anywhere, either directly or indirectly, whether alone or as an owner, shareholder, partner, member, joint venturer, officer, director, consultant, independent contractor agent, employee or otherwise, assist in, engage in or otherwise be connected to or benefit from any Competitive Business. For purposes of this Agreement, a “Competitive Business” is one that engages in or provides, or intends to engage in or provide, employment, volunteer or tenant-related background checks and related services or engages in any other business that is the same or substantially the same as any business engaged in or in development by the Company as of the Date of Termination. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Participant’s passive ownership of less than two percent (2%) of the outstanding shares of any publicly traded corporation that conducts a business competitive with that of the Company.

(d) Nonsolicitation. The Participant further agrees that, during the course of the Participant’s employment or other service with any Company Party and during the period of two (2) years commencing from the Date of Termination, the Participant will not, without the express prior written consent of the Company, directly or indirectly, (i) in connection with a Competitive Business, solicit, transact business with or perform services for (or assist any third party in soliciting, transacting business with or performing any services for) any person or entity that is or was (at any time within twelve (12) months prior to the contact, communication, solicitation, transaction of business, or performance of services), a customer or prospective customer (as defined below) of any Company Party; (ii) hire or solicit or encourage any employee of any Company Party to leave the employment of such Company Party, in each case except for general solicitations of employment by the Participant (or its affiliates, including solicitations through employee search firms or similar agents) not specifically directed towards employees of any Company Party; or (iii) interfere with, disrupt or attempt to interfere with or disrupt the relationship, contractual or otherwise, between any Company Party and any of its customers, suppliers, vendors, lessors, independent contractors, agents or employees. A “prospective customer” is any individual or entity with respect to whom or which any Company Party was engaged in a solicitation at any time during the twelve (12) months preceding the Date of Termination and in which solicitation the Participant was in any way involved or otherwise had knowledge of or reasonably should have had knowledge of.

(e) Nondisparagement. From and after the Grant Date and at all times thereafter, the Participant shall not, to the fullest extent permissible by law, make, directly or indirectly, any public or private statements, or verbal or nonverbal, direct or indirect communications that are or could be harmful to, reflect negatively on, or that are otherwise disparaging of, the Company and/or any of its Subsidiaries or Related Companies and/or their respective businesses, or any of their past, present or future officers, directors, employees, advisors, agents, policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards.

No.

(f) Reasonable Restrictions/Damages Inadequate Remedy. The Participant acknowledges that the restrictions contained in this Section 9 are reasonable and necessary to protect the legitimate business interests of the Company and that any breach or threatened breach by the Participant of any provision contained in this Section 9 may result in immediate irreparable injury to the Company for which a remedy at law may be inadequate. The Participant further acknowledges that the restrictions contained in Section 9(c) will not prevent the Participant from earning a livelihood during the Restricted Period. Accordingly, the Participant acknowledges that the Company shall be entitled to seek temporary, preliminary and permanent injunctive relief in any court of competent jurisdiction (without being obligated to post a bond or other collateral) in the event of any breach or threatened breach by the Participant of the provisions of this Section 9. Any remedy specified by any provision of this Agreement shall, unless expressly providing to the contrary, be a nonexclusive remedy for that provision and shall not preclude any and all other remedies at law or in equity from also being applicable.

(g) Separate Covenants. The parties intend that the covenants and restrictions in this Section 9 be given the broadest interpretation permitted by law. Accordingly, in the event that any of the provisions of this Agreement should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants and restrictions contained in this Section 9 shall be deemed a series of separate covenants and restrictions, one for each of the fifty states of the United States of America and any other jurisdiction. If the covenants of this Section 9 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce such covenants in any other jurisdiction. If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate covenants and restrictions in this Section 9, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding.

10. Transferability. The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant.

11. Exercisability Following Death. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the legal representative of the estate of the Participant.

No.

12. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it acting reasonably and in good faith with respect to the Agreement is final and binding on all persons.

13. Plan Governs. Notwithstanding anything in this Agreement to the contrary, but consistent with the provisions herein with respect to the controlling nature of the Participant Agreements, as herein modified, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company, and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

14. Not an Employment Contract. The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any of its Subsidiaries, or Related Companies, nor will it interfere in any way with any right the Company or any of its Subsidiaries, or Related Companies would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

15. Representation. The Participant acknowledges and represents to the Company that, as of the date hereof, it is the Participant’s good faith intention that upon the exercise of the Option, the Participant will be acquiring the Covered Shares solely for the Participant’s own account, for investment purposes only, and not with a view to, or for resale in connection with, any distribution of the Covered Shares.

16. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal business office.

17. No Rights As Shareholder. The Participant shall not have any rights of a shareholder with respect to the Shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

18. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to its principles of conflict of laws.

19. Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

20. Entire Agreement. This Agreement, together with the Plan, constitutes the complete understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, understandings or arrangements (whether written or oral) with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.

[Participant]

STERLING ULTIMATE PARENT CORP.

By:
Its:

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